SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report - September 5, 2006
(Date of Earliest Event Reported)

POPULAR ABS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	333-129704-02	52-2029487
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 478-6160

Item 6.01. ABS Informational and Computational Material.

Pursuant to Rule 424(b) under the Securities Act of 1933, subsequent to the filing of this Current Report on Form 8-K (the “Form 8-K”), Popular ABS, Inc. (the “Company”) is filing a prospectus and prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “Commission”) relating to its Mortgage Pass-Through Certificates, Series 2006-D (the “Securities”).

In connection with the offering of the Securities, DEUTSCHE BANK SECURITIES INC. (“Deutsche Bank”), as co-underwriter of the publicly offered certificates, has prepared certain materials attached as Exhibit 99.1 to this Form 8-K (collectively, the “ABS Informational and Computational Materials”) for distribution to its potential investors. Although the Company provided Deutsche Bank with certain information regarding the characteristics of the Loans in the related portfolio, the Company did not participate in the preparation of the ABS Informational and Computational Materials.

Any statements or information contained in the ABS Informational and Computational Materials shall be deemed to be modified or superseded by statements or information related to the Securities that is contained in the Prospectus Supplement, any free writing prospectus or other information subsequently filed with the Commission by the Company.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

99.1 ABS Informational and Computational Materials.

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* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus and the prospectus supplement of Popular ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2006-D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR ABS, INC.

By:	/s/ Darren Nelson
Darren Nelson
Senior Vice President

Dated: September 6, 2006

Exhibit Index

Exhibit    Document

99.1  ABS Informational and Computational Materials.